- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------



                        SECURITIES AND EXCHANGE COMMISSION


                         -------------------------------


                                    FORM 8-K



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



    Date of Report (date of earliest event reported):      October 3, 1994
                                                           ---------------



                                     Armco Inc.
                  ------------------------------------------------
                 (Exact name of registrant as specified in charter)



             Ohio                    1-873-2             31-0200500
- --------------------------------    -----------         -------------
(State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)        Identification No.)



One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania   15219-1415
- -------------------------------------------------------------  -----------
         (Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code:  412/255-9800
                                                          ------------



- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

Item 5.  Other Events.


     On October 3, 1994, an agreement in principal was reached among Armco Inc. ("Armco"), Eastern Stainless Corporation ("Eastern"), an 84%-owned subsidiary of Armco, and Avesta Sheffield Holding Company ("Avesta") for the sale of all of the assets of Eastern to Avesta for cash and the assumption of certain liabilities. After the proposed transaction is completed, and the proceeds have been applied against Eastern's remaining liabilities, Armco anticipates that Eastern will have no assets remaining and that Eastern as a corporate legal entity will be dissolved without any shareholder distribution.

     The proposed transaction is subject to a number of conditions, including completion of a definitive purchase agreement and approvals by regulatory authorities, the boards of directors of Eastern and Avesta, and Eastern's shareholders.

     Armco will assume those of Eastern's liabilities that are neither assumed by Avesta nor satisfied by sale proceeds. In connection with the transaction, Armco expects to record a $15 million special charge against third quarter earnings.

                                     SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ARMCO INC.



Date:   October 13, 1994	         By:    /s/ David G. Harmer
                                        --------------------------------
                                               David G. Harmer
                                               Vice President
                                       -3-